NSAR ITEM 77O
                                      1999
                            VK Growth and Income Fund
                               10f-3 Transactions

Underwriting #        Underwriting         Purchased From   Amount of shares   % of Underwriting  Date of Purchase
                                                               Purchased
       1        Goldman Sachs Group, Inc.   SC Bernstein         48,500              0.070%           05/03/99
       2                   MS                Schroeders          37,300              0.020%           11/05/99